UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 29, 2016, Fiserv, Inc. (the “Company”) entered into amendments (the “Amendments”) to the Company’s Amended and Restated Employment Agreement and the Amended and Restated Key Executive Employment and Severance Agreement with its President and Chief Executive Officer, Jeffery W. Yabuki. The Amendments recognize and further incentivize Mr. Yabuki’s valuable contributions to the Company’s success through the development and execution of the Company’s strategy and long-term business plans, and the creation of value for clients, associates and shareholders.

Under the Amendments, Mr. Yabuki will continue to serve as the Company’s President and Chief Executive Officer for at least another three-year term, followed by automatic one-year renewals. The Amendments also provide for (i) the elimination of the excise tax gross-up provisions in his existing agreements, (ii) inclusion of the existing target and maximum annual cash incentive payments of 175% and 350% of base salary, respectively, (iii) eligibility to receive grants of options, restricted stock and/or other awards under the Company’s long-term incentive compensation program commensurate with his position, provided that the grant date fair value of each year’s awards shall not be less than $8 million in the aggregate, (iv) an increase in the lump sum payment from four and one-half times current base salary to five and one-half times current base salary reflecting the current incentive targets if the Company terminates the Executive’s employment or fails to renew the term of his employment other than for death, disability or cause or the Executive terminates his employment for good reason, and (v) the grant of performance share units with a grant date fair value of approximately $12 million. The units have a three-year performance period and the number of shares issued at vesting is based on the Company’s achievement of specified internal revenue growth and talent development goals, subject to attaining a threshold level of adjusted income from continuing operations over the performance period.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

1.	Not applicable.

2.	Not applicable.

3.	Not applicable.

4.	Exhibits. The following exhibits are being filed herewith:

	(10.1)	Amendment No. 3, dated March 29, 2016, to the Amended and Restated Employment Agreement, dated December 22, 2008, between Fiserv, Inc. and Jeffery W. Yabuki.

	(10.2)	Amendment No. 1, dated March 29, 2016, to the Amended and Restated Key Executive Employment and Severance Agreement, dated December 22, 2008, between Fiserv, Inc. and Jeffery W. Yabuki.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: April 1, 2016	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer

Fiserv, Inc.

Exhibit Index to Current Report on Form 8-K

Dated March 29, 2016

Exhibit Number

(10.1)	Amendment No. 3, dated March 29, 2016, to the Amended and Restated Employment Agreement, dated December 22, 2008, between Fiserv, Inc. and Jeffery W. Yabuki.

(10.2)	Amendment No. 1, dated March 29, 2016, to the Amended and Restated Key Executive Employment and Severance Agreement, dated December 22, 2008, between Fiserv, Inc. and Jeffery W. Yabuki.